Exhibit 5.1

LUCOSKY BROOKMAN LLP 101 Wood Avenue South 5th Floor Woodbridge, NJ 08830 T - (732) 395-4400 F- (732) 395-4401

111 Broadway Suite 807 New York, NY 10006 T - (212) 417-8160 F - (212) 417-8161 www. lucbro.com

February 5, 2025

Neuraxis, Inc.

11611 N. Meridian Street, Suite 330,

Carmel, IN 46032

RE: Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel for Neuraxis, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (such Registration Statement, as amended from time to time, is herein referred to as the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof, pertaining to (i) the offering from time to time, pursuant to Rule 415 promulgated under the Securities Act, by the selling stockholder of up to 6,573,214 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock), consisting of (1) 1,786,117 shares (the “Resale Shares”) of Common Stock consisting of (a) 786,552 shares of common stock issued to certain shareholders before the Company’s initial public offering, (b) 59,055 shares of common stock issued to certain investors in connection with their purchases of shares of the Company’s Series B Preferred Stock (the “Series B Preferred Stock”), and (c) 940,510 shares of common stock issued to certain shareholders after the Company’s initial public offering which are unrelated to the issuance of Series B Preferred Stock, (2) 2,139,883 shares of common stock issuable upon exercise of warrants (“Resale Warrants”) issued to certain investors (the “Resale Warrant Shares”), (3) 4,280,939 shares of common stock issuable upon conversion of 4,280,939 shares of Series B Preferred Stock (the “Resale Preferred Conversion Shares”), and (4) 870,039 shares of common stock issuable as dividends when declared by the Company with respect to Series B Preferred Stock (“Series B Preferred Stock Dividend Shares”), pursuant to section 3 of the certificate of designation of preferences, rights and limitations of Series B Preferred Stock; and (ii) the proposed offer and sale pursuant to Rule 415 under the Securities Act from time to time, in one or more offerings, of up to $25,000,000 in the aggregate of the following securities of the Company (together with the Resale Shares, the Resale Preferred Conversion Shares, and the Series B Preferred Stock Dividend Shares, the “Securities”):

●	Common Stock, issuable directly or in exchange for or upon conversion of Warrants (as defined below), or Preferred Stock (as defined below);
●	preferred stock, par value $0.0001 per share (the “Preferred Stock”), of the Company issuable directly;
●	warrants of the Company (the “Warrants”) entitling the holders to purchase shares of Common Stock, shares of Preferred Stock, or other securities of the Company;
●	rights to purchase shares of Common Stock or Preferred Stock (the “Rights”); and
●	units (the “Units”) comprised of any combination of other Securities offered in the Registration Statement.

The Common Stock is to be issued under the Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”). Each series of Preferred Stock is to be issued under the Certificate of Incorporation and a certificate of designation (a “Certificate of Designation”) to be approved by the board of directors of the Company (the “Board of Directors”) or a committee thereof and filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”). The Warrants are to be issued under one or more warrant agreements in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (each, a “Warrant Agreement”), to be entered into by the Company, a warrant agent to be named by the Company (the “Warrant Agent”), and the holders from time to time of the Warrants. The Units are to be issued under one or more unit agreements in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (each, a “Unit Agreement”), to be entered into by the Company and the unit agent named therein. The Rights are to be issued under one or more rights agent agreements in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (each, a “Rights Agreement”), to be entered into by the Company and a bank, trust company, or other financial institution to be identified therein as rights agents. The Certificate of Incorporation, each Certificate of Designation, each Warrant Agreement, each Unit Agreement, and each Rights Agreement are referred to herein individually as a “Governing Document” and collectively as the “Governing Documents.”

As part of the corporate actions taken and to be taken in connection with issuance of any Securities to be issued and sold from time to time under the Registration Statement, the Board of Directors, a committee thereof or certain authorized officers of the Company as authorized by the Board of Directors will, before such Securities are issued under the Registration Statement, duly authorize the issuance and approve the terms of such Securities (the “Corporate Proceedings”).

You have provided us with a draft prospectus (the “Prospectus”) that is a part of the Registration Statement. The offering of the Resale Shares, the Resale Warrant Shares, the Resale Preferred Conversion Shares, and the Series B Preferred Stock Dividend Shares will be as set forth in the Prospectus. The Prospectus provides that it will be supplemented in the future by one or more supplements thereto (each, a “Prospectus Supplement”) in connection with each offering of Securities. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus, or any Prospectus Supplement, other than as expressly stated herein with respect to the issue of the Securities. It is understood that the opinions set forth below are to be used only in connection with the offer while the Registration Statement is in effect.

In our capacity as your counsel in connection with such registration, we have reviewed and are familiar with such documents, certificates, Corporate Proceedings and other materials, including an examination of originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and Bylaws of the Company, Governing Documents and the Registration Statement (collectively, the “Constituent Documents”), and have reviewed such questions of law, as we have considered relevant or necessary as a basis for this opinion.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. For purposes of this opinion, we have assumed that proper proceedings in connection with the authorization and issuance or sale of the Securities will be timely and properly completed, in accordance with all requirements of applicable federal laws and the General Corporation Law of the State of Delaware (the “DGCL”) and, in the manner presently proposed. We have assumed and have not verified the accuracy of the factual matters of each document we have reviewed.

As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have specifically relied upon the certification of an officer of the Company signed on even date herewith. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

With respect to the Securities to be offered and sold by the Company, we have also assumed that (a) the Registration Statement shall have become and remain effective under the Securities Act, a Prospectus Supplement shall have been prepared and filed with the Commission describing the Securities, and such Securities shall have been issued and sold in accordance with the terms set forth in such Prospectus Supplement; (b) such Securities, as issued and delivered, comply with any requirements and restrictions imposed by any court or governmental or regulatory body applicable to the Company; (c) at the time of any offering or sale of any Securities, there shall be a sufficient number of shares of Common Stock or Preferred Stock, authorized and unissued under the Certificate, and not otherwise reserved for issuance, except in connection with the issuance of the Securities; (d) at the time of issuance or sale of the Securities, the Company shall validly exist and shall be in good standing under the laws of the State of Delaware, and, in the case of Securities, the Company shall have the necessary corporate power for such issuance; (e) any definitive purchase, underwriting or similar agreement with respect to any Securities, if applicable, shall have been duly authorized, executed and delivered by the parties thereto and shall constitute legally valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms, at the time of issuance of the applicable Securities; (f) certificates representing the Securities, if any, shall have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations shall have been made in the share or other register of the Company, in each case in accordance with the, and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, against payment therefor in an amount not less than the par value thereof, or such other consideration determined by the Board of Directors, or an authorized committee thereof, as permitted under the DGCL, in accordance with the provisions of any applicable definitive purchase agreement, underwriting agreement, or similar agreement approved by the Company; and (g) the Constituent Documents shall be in full force and effect and shall not have been amended, restated, supplemented, or otherwise altered, and there shall be no authorization of any such amendment, restatement, supplement or alteration, in each case since the date hereof.

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

1. With respect to any Common Stock, upon (a) the completion of all required Corporate Proceedings with respect to the issuance of such Common Stock, (b) the due execution, registration of issuance and delivery of certificates representing such Common Stock against payment of the purchase price therefor in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, and (c) receipt by the Company of the consideration therefor, such Common Stock will be duly and validly issued, fully paid and nonassessable. The Common Stock covered in the opinion in this paragraph includes any shares of Common Stock that may be issued upon exercise, conversion, or exchange pursuant to the terms of any other Securities.

2. With respect to any Preferred Stock, upon (a) the completion of all required Corporate Proceedings with respect to the issuance and terms of such Preferred Stock, (b) the due authorization, execution, acknowledgment, delivery and filing with, and recording by, the Delaware Secretary of State of a Certificate of Designation in respect of such Preferred Stock, (c) the due execution, registration of issuance and delivery of certificates representing such Preferred Stock against payment of the purchase price therefor in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, and (d) receipt by the Company of the consideration therefor, such Preferred Stock will be duly and validly issued, fully paid and nonassessable. The Preferred Stock covered in the opinion in this paragraph includes any shares of Preferred Stock that may be issued upon exercise, conversion or exchange pursuant to the terms of any other Securities.

3. With respect to any Warrants, upon (a) the completion of all required Corporate Proceedings relating to the terms and issuance of the Warrants, (b) the due authorization, execution, and delivery of a Warrant Agreement, (c) the preparation and due execution and delivery of the related Warrants against payment of the purchase price therefor in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, (d) the due authentication of the related Warrants by the Warrant Agent, and (e) receipt by the Company of the consideration therefor, such Warrants will be valid and binding obligations of the Company. The Warrants covered in the opinion in this paragraph includes any Warrants that may be issued upon exercise, conversion, or exchange pursuant to the terms of any other Securities.

4. With respect to any Rights, upon (a) the completion of all required Corporate Proceedings relating to the terms and issuance of the Rights, (b) the due authorization, execution, and delivery of a Rights Agreement against payment of the purchase price therefor in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, (c) the shares of Common Stock or Preferred Stock, as the case may be, underlying such Rights having been deposited with the applicable rights agent, and (d) receipt by the Company of the consideration therefor, such Rights Agreement will be a valid and binding obligation of the Company and the Rights will be valid and binding obligations of the Company. The Rights covered in the opinion in this paragraph includes any Rights that may be issued upon exercise, conversion, or exchange pursuant to the terms of any other Securities.

5. With respect to any Units, upon (a) the completion of all required Corporate Proceedings relating to the terms and issuance of the Units, (b) the due authorization, execution, and delivery of a Unit Agreement against payment of the purchase price therefor in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, (c) the Securities underlying such Units having been deposited with the applicable unit agent, and (d) receipt by the Company of the consideration therefor such Unit Agreement will be a valid and binding obligation of the Company and the Units will be valid and binding obligations of the Company. The Units covered in the opinion in this paragraph includes any Units that may be issued upon exercise, conversion, or exchange pursuant to the terms of any other Securities.

6. The Resale Shares are validly issued, fully paid, and non-assessable.

7. When the Resale Warrant Shares are issued upon exercise of the Resale Warrants as set forth in the Registration Statement, they will be validly issued, fully paid, and non-assessable.

8. When the Resale Preferred Conversion Shares are issued upon conversion of the Series B Preferred Stock as set forth in the Registration Statement, they will be validly issued, fully paid, and non-assessable.

9. When the Series B Preferred Stock Dividend Shares are issued pursuant to the Company’s declaration of dividends on the Series B Preferred Stock as set forth in the Registration Statement, they will be validly issued, fully paid, and non-assessable.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith, and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provision providing for the indemnification of, or contribution to, a party with respect to liability where such indemnification or contribution is contrary to public policy. We express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension, or usury laws. Our opinion expressed herein is also subject to the qualification that no term or provision hereof shall be included in: (a) the Certificate of Designation relating to any series of the Preferred Stock, (b) the Warrant Agreement, (c) the Unit Agreement, (d) the Rights Agreement, or (e) any other agreement or instrument pursuant to which any of the Securities are to be issued that would affect the validity of such opinion.

Our opinion is limited to the federal laws of the United States and the DGCL. We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Very Truly Yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP